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                                   EXHIBIT 11

Statement Regarding Computation of Per Share Earnings

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
                                                      Three Months Ended      Six Months Ended
                                                         June 30, 1996          June 30, 1996
                                                      ------------------      ----------------
Net earnings                                               $ 301,235             $ 535,862
                                                           =========             =========
Primary earnings per share:
   Weighted average shares outstanding                       350,601               358,298

   Average option shares granted                              34,125                34,125
   Less assumed purchase of shares
      using treasury method                                  (13,014)              (13,014)
                                                            --------              --------

Common and common equivalent shares outstanding              371,712               379,409
                                                           =========             =========

Earnings per common share -- primary                       $    0.81             $    1.41
                                                           =========             =========

Fully-diluted earnings per share:
   Weighted average shares outstanding                       350,601               358,298

   Average option shares granted                              34,125                34,125
   Less assumed purchase of shares
      using treasury method                                  (12,639)              (12,639)
                                                           ---------             ---------
Common and common equivalent shares outstanding              372,087               379,784
                                                           =========             =========

Earnings per common share -- fully-diluted                 $    0.81             $    1.41
                                                           =========             =========
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